James E. Slayton

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2858 West Market Street

Suite C

Fairlawn, Ohio 44333

1-330-864-3553

Securities and Exchange Commission January 22, 2001

Washington, D.C. 20549

Dear madam/sir,

I have been notified that I have been replaced as the accountant for Stemcell Global Research, Inc. (the Company). I previously reported on the Company's financial statements for the period ending December 31, 1999. The letter terminating my appointment was dated October 9, 2000.

The audit report dated December 31, 1999, was unqualified except for an explanatory paragraph on going concern.

I have read the Company's statements contained in the amended Form 8-K and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Jerry Donnellon, CPA was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Sincerely,

/s/ James E. Slayton

James E. Slayton